UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant: ☐

Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LANDMARK BANCORP, INC.

(Name of Registrant as Specified in its Charter)

_______________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

April 17, 2013

Dear Stockholder:

On behalf of the board of directors and management of Landmark Bancorp, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 22, 2013, at the Flint Hills Discovery Center, 315 South Third Street, Manhattan, Kansas. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we will also report on our operations and the outlook for the year ahead.

We have nominated three persons to serve as Class III directors. We have also included a non-binding, advisory proposal to approve the compensation of our named executive officers, or “say-on-pay” proposal, as well as a non-binding, advisory proposal regarding the frequency with which stockholders will vote on such say-on-pay proposals in the future. Additionally, our Audit Committee has selected, and we recommend that you ratify, the appointment of KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2013.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

LANDMARK BANCORP, INC.

Patrick L. Alexander
President and Chief Executive Officer

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2013

To the stockholders of

LANDMARK BANCORP, INC.

The annual meeting of the stockholders of Landmark Bancorp, Inc., a Delaware corporation, will be held at the Flint Hills Discovery Center, 315 South Third Street, Manhattan, Kansas, on Wednesday, May 22, 2013, at 2:00 p.m., local time, for the following purposes:

1.	to elect three Class III directors for a term of three years;

2.	to approve, in a non-binding, advisory proposal, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;

3.	to consider the frequency with which stockholders will vote on future say-on-pay proposals;

4.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We are not aware of any other business to come before the annual meeting. Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. The board of directors has fixed the close of business on April 3, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors

Patrick L. Alexander
President and Chief Executive Officer

Manhattan, Kansas

April 17, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND, IF YOU DO, YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

LANDMARK BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2013

This proxy statement is furnished in connection with the solicitation by the board of directors of Landmark Bancorp, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Flint Hills Discovery Center, 315 South Third Street, Manhattan, Kansas, on Wednesday, May 22, 2013, at 2:00 p.m., local time, and at any adjournments or postponements of the meeting. Our 2012 annual report, which includes consolidated financial statements of Landmark Bancorp and Landmark National Bank, is also enclosed. This proxy statement is first being mailed to Landmark Bancorp’s stockholders on or about April 17, 2013.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on April 3, 2013, the record date for the annual meeting, you owned shares of Landmark Bancorp’s common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted on at the meeting to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should instruct the proxy holder how to vote your shares in advance of the meeting in case your plans change.

If you have instructed the proxy holder how to vote your shares and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of three Class III directors of Landmark Bancorp for a term expiring in 2016; (ii) a non-binding, advisory proposal on the compensation of our named executive officers (referred to as a “say-on-pay” proposal); (iii) a non-binding, advisory proposal regarding the frequency with which stockholders will consider future say-on-pay proposals; and (iv) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed postage-paid, pre-addressed envelope to our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey, 07016.

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If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all nominees named in this proxy statement, “FOR” the say-on-pay proposal, for the “EVERY THREE YEARS” option relating to the frequency of future say-on-pay proposals and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting in case your plans change. Please note, if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker, trustee or other fiduciary who may hold your shares, your broker, trustee or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a “legal proxy” from your broker, trustee or fiduciary in order to vote in person at the meeting.

Brokers may generally vote on routine matters, such as the ratification of our independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to our certificate of incorporation or the adoption or amendment of an equity compensation plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described under “How many votes are needed for approval of each proposal?”

The election of directors, the say-on-pay proposal and the vote on the frequency of future say-on-pay proposals are all considered non-routine matters. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker, trustee or fiduciary gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

What options do I have in voting on each of the proposals?

Except with respect to the election of directors and the frequency of future say-on-pay proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on any proposal that may properly be brought before the meeting. With respect to the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY TO VOTE FOR” each nominee. With respect to the proposal on the frequency of future say-on-pay proposals, you may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN.”

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

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How many votes are needed for approval of each proposal?

Except with respect to the election of directors and the frequency of future say-on-pay proposals, all matters properly brought before the meeting must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and voting. Directors are elected by a plurality and the three individuals receiving the highest number of votes cast “FOR” their election will be elected as Class III directors of Landmark Bancorp. The frequency with which future say-on-pay votes will be held will also be decided by a plurality, with the frequency receiving the most votes being considered the choice of stockholders.

Please note, however, that because the say-on-pay proposal and the proposal regarding the frequency of future say-on-pay proposals are advisory, the outcome of such votes will not be binding on the board of directors or the Compensation Committee.

Please also note that the election of directors, the say-on-pay proposal and the proposal regarding the frequency of future say-on-pay proposals are all considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Broker non-votes will not be counted as entitled to vote and therefore will not have an effect on any matter presented at the annual meeting, but will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum, but will not affect the outcome of any of the proposals considered at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date and returning that proxy to our transfer agent at:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey, 07016;

•	sending notice to our transfer agent that you are revoking your proxy; or

•	voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many shares do we need to have represented at the meeting to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•	is present in person at the meeting; or

•	has properly submitted a signed proxy card or other proxy.

On April 3, 2013, the record date, there were 2,923,275 shares of common stock issued and outstanding. Therefore, at least 1,461,638 shares need to be present at the annual meeting to hold the meeting and conduct business.

What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for election.

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Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Landmark Bancorp or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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PROPOSAL 1 – ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on May 22, 2013, our stockholders will be entitled to elect three Class III directors for a term expiring in 2016. Landmark Bancorp’s directors are divided into three classes having staggered terms of three years. As described further below, two of the three nominees for election as Class III directors are incumbent directors, while the third nominee is currently an executive officer of Landmark National Bank who has been nominated to fill the seat currently held by a director who will be retiring immediately following the annual meeting of stockholders. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, the year first elected as director and their business experience during the previous five years. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class III directors for three-year terms expiring in 2016.

Pursuant to the board’s retirement policy, Jerry R. Pettle, age 74, and Larry L. Schugart, age 73, both current Class III directors, will not be standing for re-election at the 2013 annual meeting. We appreciate Messrs. Pettle and Schugart’s service to Landmark Bancorp. In anticipation of the retirement of Messrs. Pettle and Schugart, and on the recommendation of its Nominating and Corporate Governance Committee, in March 2013 the board increased the number of directors constituting the full board from nine to ten, and appointed Wayne R. Sloan as a Class II director to fill the resultant vacancy. The board also affirmatively voted to decrease the number of directors constituting the full board from ten to nine, effective immediately following the annual meeting of stockholders. Finally, to fill the remaining vacancy expected to result from the retirements of Messrs. Pettle and Schugart, the board nominated Michael E. Scheopner as a Class III director for election at the annual meeting. Mr. Scheopner is currently the Executive Vice President and Credit Risk Manager of Landmark National Bank, and is expected to be appointed to the office of President of Landmark Bancorp and Landmark National Bank, to be effective following the annual meeting of stockholders.

We unanimously recommend that you vote “FOR” each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the board of directors.

NOMINEES

		Position with Landmark Bancorp	Director
Name	Age	and Landmark National Bank	Since(1)

CLASS III (Term Expires 2016)

Patrick L. Alexander	60	President, Chief Executive Officer and Director of Landmark Bancorp and Landmark National Bank	1990

Jim W. Lewis	57	Director of Landmark Bancorp and Landmark National Bank	1991

Michael E. Scheopner	51	Executive Vice President and Credit Risk Manager of Landmark National Bank	N/A

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CONTINUING DIRECTORS

		Position with Landmark Bancorp	Director
Name	Age	and Landmark National Bank	Since(1)

CLASS I (Term Expires 2014)

Brent A. Bowman	63	Director of Landmark Bancorp and Landmark National Bank	1987

Sarah Hill-Nelson	43	Director of Landmark Bancorp and Landmark National Bank	2011

David H. Snapp	57	Director of Landmark Bancorp and Landmark National Bank	1986

		Position with Landmark Bancorp	Director
Name	Age	and Landmark National Bank	Since(1)

CLASS II (Term Expires 2015)

Richard A. Ball	60	Director of Landmark Bancorp and Landmark National Bank	1995

Susan E. Roepke	73	Director of Landmark Bancorp and Landmark National Bank	1997

Wayne R. Sloan	59	Director of Landmark Bancorp and Landmark National Bank	2013

(1)	Indicates the year first elected or appointed to the board of directors of MNB Bancshares, Inc. or Landmark Bancshares, Inc. (or their respective banking subsidiaries), the predecessor companies to Landmark Bancorp.

All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors. No director is related to any other director or executive officer of Landmark Bancorp or Landmark National Bank by blood, marriage or adoption. No nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

The business experience of each nominee and continuing director, as well as their qualifications to serve on the board, are as follows:

Patrick L. Alexander has served as the President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank since October 2001. He became President and Chief Executive Officer of the Manhattan Federal Savings and Loan Association (the predecessor to Security National Bank) in 1990, and became the President and Chief Executive Officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively. From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan. We consider Mr. Alexander to be a qualified candidate for service on the board due to his experience in the financial services industry and the intimate familiarity with Landmark Bancorp’s operations he has acquired as Chief Executive Officer of Landmark Bancorp.

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Richard A. Ball, a certified public accountant, is the President of Ball Consulting Group, Ltd. He has served as a Board Chairman of the Great Bend Chamber of Commerce, Great Bend United Way, Petroleum Club and Barton County Community College Academic Fund Campaign. He has also served on the boards of the Kiwanis Club, Cougar Booster Club, Downtown Development, Mid-Kansas Economic Development and the Kansas Oil & Gas Museum Committee. We consider Mr. Ball to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to his prominence in the Great Bend market area, as well as his familiarity with accounting principles and his general business experience.

Brent A. Bowman has been President of Bowman, Bowman and Novick, Inc., an architectural firm, since its incorporation in 2004. Previously, he was the President of Brent Bowman and Associates Architects, P.A. He serves on the board of directors of Big Lakes Developmental Center, Inc. We consider Mr. Bowman to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to the skills and expertise he has acquired in leadership roles at successful local businesses.

Sarah Hill-Nelson is the President and Chief Executive Officer of The Bowersock Mills & Power Company, a hydroelectric power plant, in Lawrence, Kansas. Ms. Hill-Nelson is a member of the Lawrence Chamber of Commerce and has served in leadership positions on several boards, including President of the Douglas County CASA Board and Vice President of the City of Lawrence Sustainability Advisory Board. We consider Ms. Hill-Nelson to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Corporate Governance Committee due to the skills and expertise she has acquired in running a successful local business, as well as her involvement in the Lawrence market.

Jim W. Lewis is the owner of Lewis Automotive Groups, which includes several dealerships in Western Kansas. Mr. Lewis is a member of the Dodge City Area Chamber of Commerce. He was a founding member of The Alley, a community teen center in Dodge City. We consider Mr. Lewis to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Corporate Governance Committee due to the skills and expertise he has demonstrated in running a successful local business, as well as his prominence in several of our market areas.

Susan E. Roepke is a former Vice President of MNB Bancshares, serving in that capacity from its inception in 1992 until she retired as an officer of MNB Bancshares and Security National Bank at the end of 1998. She also served in a number of senior management positions with Security National Bank since 1970, including Senior Vice President, Secretary and Cashier beginning in 1993. We consider Ms. Roepke to be a qualified candidate for service on the board, the Audit Committee, and the Compensation Committee due to the financial skills and extensive expertise she has acquired in her leadership roles in the financial services industry and with Landmark Bancorp.

David H. Snapp is the owner of the David H. Snapp, LC law firm in Dodge City, Kansas. Mr. Snapp serves as a board member of the Community Foundation of Southwest Kansas, Arrowhead West, Inc., a mental and physical rehabilitation center, and the Catholic Social Service. Mr. Snapp is also a member of the Kansas Title Standards Committee for real estate transactions. We consider Mr. Snapp to be a qualified candidate for service on the board due to his legal skills and expertise, along with the expertise acquired in running a successful local business, and his prominence in the Dodge City market.

Michael E. Scheopner, has served as an Executive Vice President and Credit Risk Manager of Landmark National Bank since October 2001, and is expected to be appointed President of Landmark Bancorp and Landmark National Bank in May 2013, to be effective following the annual meeting of stockholders. Previously, Mr. Scheopner served as an Executive Vice President of Security National Bank from March 1998 to October 2001 and as a Senior Vice President of Security National Bank from May 1996 to March 1998. We consider Mr. Scheopner to be a qualified candidate for service on the board due to his experience in the financial services industry and the intimate familiarity with our organization’s operations he has acquired as Executive Vice President and Credit Risk Manager of Landmark National Bank.

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Wayne R. Sloan, has been President of BHS Construction, Inc., a general construction firm in Manhattan, Kansas, since 1982. He currently serves on the board of the Manhattan Area Chamber of Commerce and is the President of the State Alliance of Boys and Girls Clubs. He also served as President of the Associated General Contractors of Kansas and the President of the Boys and Girls Club of Manhattan. We consider Mr. Sloan to be a qualified candidate for service on the board, the Audit Committee and the Nominating and Corporate Governance Committee due to the skills and expertise he has acquired in running a successful local business, as well as his involvement in the Manhattan market.

In addition, the business experience for each of our executive officers not otherwise discussed above is as follows:

Mark A. Herpich, age 45, has served as Vice President, Secretary, Treasurer and Chief Financial Officer of Landmark Bancorp and as Executive Vice President, Secretary and Chief Financial Officer of Landmark National Bank since October 2001. Previously, he held these same positions at MNB Bancshares and Security National Bank from September 1998 to October 2001. Mr. Herpich served as a Senior Manager and certified public accountant at KPMG LLP from August 1989 to September 1998.

Dean R. Thibault, age 61, has served as Executive Vice President-Commercial Banking of Landmark National Bank since January 2006. He had served as a Market President for Landmark National Bank since October 2001. Mr. Thibault served as Senior Vice President for Security National Bank from March 1998 to October 2001.

Bradly L. Chindamo, age 44, has served as a Market President of Landmark National Bank since January 2008. Prior to joining Landmark National Bank, Mr. Chindamo served as a Community/Regional Bank President for Central National Bank in Lawrence, Kansas from 1995 to January 2008.

Larry R. Heyka, age 66, has served as a Market President of Landmark National Bank since January 2006. Prior to joining Landmark National Bank, Mr. Heyka served as a director and the President and Chief Executive Officer of First Savings Bank, F.S.B. in Manhattan, Kansas from December 1999 to December 2005.

Mark J. Oliphant, age 60, has served as a Market President of Landmark National Bank since October 2001. Prior to joining Landmark National Bank, Mr. Oliphant served as a Market President for Bank of America in Dodge City, Kansas from January 1998 to October 2001 and as Senior Vice President – Head of Commercial Lending from July 1997 to January 1998 for Bank of America in Dodge City.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have ten directors serving as our board, a majority of whom are deemed to be “independent,” as that term is defined by NASDAQ. Mr. Snapp is not deemed to be “independent” because Landmark Bancorp has regularly engaged the law firm of David H. Snapp, LC, of which he is the owner, in the past. Additionally, Mr. Alexander is not, and if elected Mr. Scheopner will not be, deemed to be “independent” because of their respective positions as executive officers of Landmark Bancorp and its affiliates. As discussed above, pursuant to the board’s retirement policy, Messrs. Pettle and Schugart will not be standing for re-election at the annual meeting, and the board has taken action to reduce the number of directors on the board to nine upon their retirement.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Landmark Bancorp, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Alexander, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

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The board of directors has, in addition to other committees, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters of each of these committees are available on Landmark Bancorp’s website at www.landmarkbancorpinc.com. Our website also contains a general description about us, as well as our Code of Business Conduct and Ethics. Additionally, we maintain a separate website for Landmark National Bank at www.banklandmark.com that contains a description of our banking services and products.

The board held six regularly scheduled and special meetings during 2012. In 2013, the full board intends to meet six times with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2012, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors serving at that time were present at the annual meeting.

Audit Committee

Messrs. Ball, Lewis, Pettle, Ross (until he stepped down from the committee in anticipation of his May 2012 retirement from the board) and Schugart and Mmes. Roepke and Hill-Nelson served as members of the Audit Committee in 2012, with Mr. Pettle serving as Chairman. Additionally, in March 2013, Mr. Sloan was appointed to the Audit Committee. Following the retirement from the board of Messrs. Pettle and Schugart, the Audit Committee is expected to consist of Messrs. Ball, Lewis, and Sloan and Mmes. Roepke and Hill-Nelson, with Ms. Roepke serving as Chairperson. Each of these members is considered “independent,” according to listing standards set forth by NASDAQ and Rule 10A-3 of the Exchange Act and the board believes that each member of the committee possesses the necessary skills and qualifications to critically analyze our financial statements and financial reporting process. Further, the board has determined that Ms. Roepke qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The board based this decision on Ms. Roepke’s education and professional experience as a former senior financial executive of a financial institution.

The functions performed by the Audit Committee include, but are not limited to, the following:

•	selecting and managing the relationship with our independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm;

•	reviewing actions by management on recommendations of the independent registered public accounting firm and internal audit staff;

•	meeting with management, internal audit staff and the independent registered public accounting firm to review the effectiveness of our system of internal control over financial reporting and internal audit procedures;

•	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent registered public accounting firm, internal audit staff and management. Our internal audit staff reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent registered public accounting firm regarding the results of their auditing procedures. We have adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. A copy of the charter is currently available on our website at www.landmarkbancorpinc.com. The Audit Committee for Landmark Bancorp met nine times in 2012.

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Compensation Committee

Messrs. Ball, Pettle, and Schugart and Ms. Roepke served on the Compensation Committee in 2012, with Mr. Ball serving as Chairman. Following the retirement from the board of Messrs. Pettle and Schugart, the Compensation Committee is expected to consist of Messrs. Ball and Bowman and Ms. Roepke, with Mr. Ball remaining as Chairman. Each of the current and prospective members is considered “independent,” as such term is defined by NASDAQ listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the Chief Executive Officer and executive officers of Landmark Bancorp. The Chief Executive Officer conducts annual performance reviews for the executive officers, and the Compensation Committee considers the Chief Executive Officer’s assessment of each executive officer’s individual performance and his salary recommendations for the other executive officers in determining executive officer compensation. The Compensation Committee evaluates the Chief Executive Officer’s performance and establishes his compensation. The Chief Executive Officer does not participate in Compensation Committee discussions or decisions relating to his compensation. In assessing the compensation paid to the executive officers of Landmark Bancorp, the Compensation Committee typically makes use of general survey data from various sources. The Compensation Committee also has the authority to retain inside advisors and the sole authority to retain and pay outside advisors at its discretion, although no such advisors were retained during 2012.

The Compensation Committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com. The Compensation Committee met two times in 2012.

Nominating and Corporate Governance Committee

Messrs. Schugart, Lewis, Ross (until he stepped down from the committee in anticipation of his May 2012 retirement from the board) and Bowman and Ms. Hill-Nelson served on the Nominating and Corporate Governance Committee in 2012, with Mr. Schugart serving as the Chairman. Additionally, in March 2013, Mr. Sloan was appointed to the Nominating and Corporate Governance Committee. Following Mr. Schugart’s retirement from the board, the Nominating and Corporate Governance Committee is expected to consist of Messrs. Lewis and Sloan and Ms. Hill-Nelson, with Mr. Lewis serving as Chairman. Each of the members is deemed to be “independent,” as such term is defined by NASDAQ. The Nominating and Corporate Governance Committee is charged with overseeing our corporate governance programs as well as nominating directors to serve on the board of directors. The Nominating and Corporate Governance Committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com. The Nominating and Corporate Governance Committee met one time in 2012.

Director Nominations and Qualifications

In carrying out its nominating function, the Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and stockholder nominees, in the same manner, although it is not currently seeking candidates to serve on the board and we did not receive any stockholder nominations for the 2013 annual meeting. Generally, the Nominating and Corporate Governance Committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are “independent” in accordance with NASDAQ requirements (to ensure that at least a majority of the directors will, at all times, be independent).

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The committee identifies nominees by first evaluating the current members of the board whose term is set to expire at the upcoming annual stockholder meeting willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above. The committee has not, in the past, retained a third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates. The committee evaluated the incumbent directors whose terms expire in 2013 and, with the exception of Messrs. Schugart and Pettle, who will be retiring pursuant to the board’s retirement policy, determined that they should be nominated for re-election as directors. The committee also evaluated Mr. Scheopner’s qualifications to serve on the board in light of the criteria above and the board’s current composition and determined that he should be nominated for election as a director.

Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Stockholders may contact our board of directors by contacting Mark A. Herpich, Corporate Secretary, Landmark Bancorp, Inc. at 701 Poyntz Avenue, Manhattan, Kansas 66502 or (785) 565-2000.

Nominations of Directors. In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be one of its nominees and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director. To be considered by the committee as a nominee for inclusion in next year’s proxy statement, stockholder nominations must be received no later than December 18, 2013.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the first anniversary date of the previous year’s annual meeting. The stockholder’s notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2014 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 18, 2013, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

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For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our Corporate Secretary on or before 60 days in advance of the first anniversary of the previous year’s annual meeting.

Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate people, with Mr. Schugart serving as Chairman of the Board and Mr. Alexander serving as Chief Executive Officer. However, the board does not have a fixed policy regarding the separation of these two offices, and, effective upon Mr. Schugart’s retirement from the board immediately following the annual meeting of stockholders, Mr. Alexander is expected to serve as both Chairman of the Board and Chief Executive Officer. We believe that combining the roles of Chairman of the Board and Chief Executive Officer following the retirement of Mr. Schugart will be the most appropriate structure for Landmark Bancorp at that time. Combining the roles of Chairman of the Board and Chief Executive Officer in Mr. Alexander until his eventual retirement as Chief Executive Officer will most effectively utilize Mr. Alexander’s extensive experience and knowledge regarding Landmark Bancorp, provide for efficient leadership of the board and the company and will facilitate the transition of the company’s leadership. Following Mr. Alexander’s eventual retirement as Chief Executive Officer, the positions of Chairman of the Board and Chief Executive Officer will once again be held by separate people.

Independent Director Sessions

Although the board believes it will be more effective to have one person serve as the Chairman of the Board and Chief Executive Officer following Mr. Schugart’s retirement, it also recognizes the importance of strong independent leadership on the board and therefore we will continue to have a separate lead independent director who organizes and presides at sessions of our independent directors. Currently, Ms. Roepke serves as our lead independent director and she is expected to continue in this role throughout 2013. Consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet without the non-independent directors present and in 2012 there were two such sessions.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our Chief Lending Officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk-management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

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Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.landmarkbancorpinc.com. We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Director Compensation

In 2012, directors of Landmark Bancorp received a monthly fee of $1,700 for serving on the board of directors and they will receive a monthly fee of $1,750 in 2013. Landmark Bancorp has assumed deferred compensation agreements entered into by Messrs. Ball, Schugart and Snapp as directors of Landmark Bancshares, Inc. Landmark Bancorp has also assumed deferred compensation agreements entered into by Mr. Schugart as an executive officer of Landmark Bancshares, Inc. Mr. Sloan, who joined the board in March 2013, did not receive any compensation in 2012. The following table illustrates the compensation of our non-employee directors in 2012.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)

(a) (1)	(b)	(c)	(d)	(g)	(h)

Richard A. Ball	20,400	- 0 -	- 0 -	- 0 -	20,400

Brent A. Bowman	20,400	- 0 -	- 0 -	- 0 -	20,400

Sarah Hill-Nelson	20,400	- 0 -	- 0 -	- 0 -	20,400

Jim W. Lewis	20,400	- 0 -	- 0 -	- 0 -	20,400

Jerry R. Pettle	20,400	- 0 -	- 0 -	- 0 -	20,400

Susan E. Roepke	20,400	- 0 -	- 0 -	- 0 -	20,400

C. Duane Ross(2)	8,500	- 0 -	- 0 -	- 0 -	8,500

Larry L. Schugart	20,400	- 0 -	- 0 -	- 0 -	20,400

David H. Snapp	20,400	- 0 -	- 0 -	- 0 -	20,400

(1)	At December 31, 2012, Ms. Hill-Nelson held 1,517 options, 379 of which were exercisable. Mr. Ross retired from the board in May 2012, pursuant to the board’s retirement policy, and his options were exercised or expired prior to December 31, 2012. At December 31, 2012, Mr. Schugart held 12,514 options, 11,376 of which were exercisable. Each of the remaining non-employee directors held 12,893 options, 11,755 of which were exercisable, as of December 31, 2012. Additionally, in 2011, each non-employee director was granted 219 shares of restricted stock, of which 25% had vested as of December 31, 2012, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015. As of his retirement date, Mr. Ross became fully vested in his restricted stock.

(2)	Reflects monthly director fees received by Mr. Ross through his retirement in May 2012, pursuant to the board’s retirement policy.

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EXECUTIVE COMPENSATION

Regulatory Impact on Compensation

As a publicly-traded financial institution, Landmark Bancorp must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require Landmark Bancorp and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better-than-average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness standards”), the Federal Deposit Insurance Corporation (the “FDIC”) has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee’s compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution’s overall financial condition.

In addition to the Safety and Soundness standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the “Guidance”). Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a complement to the Safety and Soundness standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution’s attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

The Compensation Committee, with the assistance of its advisors and Landmark Bancorp management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when finalized or issued. The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness standards and the framework of the Guidance. As such, the Compensation Committee already adheres, in many respects, to the proposed rules and regulations under the Dodd-Frank Act.

Finally, in addition to the foregoing, as a publicly-traded corporation, Landmark Bancorp is also subject to the Securities and Exchange Commission’s rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.

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The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for Landmark Bancorp’s named executive officers. In this regard, the Compensation Committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Landmark Bancorp’s compensation programs for our named executive officers. The Compensation Committee believes Landmark Bancorp has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

Summary of Compensation Paid to Named Executive Officers

The table below sets forth the following information: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2012 and 2011; (ii) the aggregate grant date fair value of stock awards and option awards during these years, computed in accordance with FASB ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted during these years under non-equity incentive plans; (iv) all other compensation for these years; and (v) the dollar value of total compensation for these years.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)	Option awards ($) (1)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)

Patrick L. Alexander	2012	333,332	23,050	- 0 -	- 0 -	34,575	37,184	428,141
President and Chief	2011	323,500	17,840	29,900	20,099	17,840	36,197	445,376
Executive Officer

Michael E. Scheopner	2012	188,250	19,250	- 0 -	- 0 -	28,875	24,792	261,167
Executive Vice President	2011	182,875	14,880	19,338	13,006	14,880	22,532	267,511
and Credit Risk Manager

Mark A. Herpich	2012	188,250	19,250	- 0 -	- 0 -	28,875	21,362	257,737
Executive Vice President	2011	182,875	14,880	19,338	13,006	14,880	18,142	263,121
and Chief Financial Officer

(1)	No grants of options or shares of restricted stock were made in 2012.

(2)	Represents annual non-equity incentive plan awards paid as a result of the attainment of specific earnings per share growth, return on average equity, and return on average assets goals relating to the prior fiscal year. The objective performance goals are set at the beginning of each year by the Compensation Committee.

(3)	Amounts included for Messrs. Alexander, Scheopner and Herpich include company contributions to Landmark’s 401(k) Profit Sharing Plan of $15,000 each in 2012 and $14,700, $12,237 and $12,237, respectively, in 2011. Additionally, with respect to Mr. Alexander, the amount reported includes board fees of $20,400 in 2012 and $19,800 in 2011. The remainder of the amounts reported in all other compensation, except as noted in this Footnote (3), include perquisites in the form of country club dues and a car allowance.

In October 2001 we entered into employment agreements with each of Messrs. Alexander, Scheopner and Herpich. Mr. Alexander’s agreement provides for an initial three-year term that renews for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a three-year term), unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to his employment agreement, Mr. Alexander is entitled to receive a base salary of $335,000, subject to increase in accordance with our management compensation policies and plans. Mr. Alexander is also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, an annual car allowance and such other benefits as are provided to our other executive officers.

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Mr. Herpich’s and Mr. Scheopner’s agreements each provide for an initial one-year term that automatically renews on each anniversary of its original effective date unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to their respective employment agreements, each of Mr. Herpich and Mr. Scheopner are entitled to receive a minimum base salary of $191,000, subject to increase in accordance with our management compensation policies and plans. They are also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, an annual car allowance and such other benefits as are provided to our other executive officers.

Each of Mr. Alexander, Mr. Herpich and Mr. Scheopner is also subject to a one-year non-compete restrictive covenant following termination of employment pursuant to his respective agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and unvested restricted stock held by the individuals named in the Summary Compensation Table at December 31, 2012, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date (2)	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)

(a)	(b)	(c)		(e)	(f)	(g)	(h)

Patrick L. Alexander	34,813	- 0 -		18.82	3/29/2014
	34,813	- 0 -		19.30	4/19/2016
	34,813	- 0 -		18.01	4/23/2018
	3,485	10,451	(1)	14.74	4/20/2021
						1,521	30,253

Michael E. Scheopner	22,526	- 0 -		18.82	3/29/2014
	22,526	- 0 -		19.30	4/19/2016
	22,526	- 0 -		18.01	4/23/2018
	2,256	6,762	(1)	14.74	4/20/2021
						983	19,552

Mark A. Herpich	22,526	- 0 -		18.82	3/29/2014
	22,526	- 0 -		19.30	4/19/2016
	22,526	- 0 -		18.01	4/23/2018
	2,256	6,762	(1)	14.74	4/20/2021
						983	19,552

(1)	All remaining unvested options were granted on April 20, 2011 and vest in one-third installments on each of April 20, 2013, 2014, and 2015.

(2)	All options expire 10 years after the grant date.

(3)	All remaining unvested shares were granted on April 20, 2011 and vest in one-third installments on each of April 20, 2013, 2014 and 2015.

(4)	Based on Landmark Bancorp’s closing price of $19.89 on December 31, 2012, the last trading day of the year.

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All equity awards made to Messrs. Alexander, Scheopner and Herpich were made pursuant to the 2001 Stock Incentive Plan, which authorized the issuance of up to 340,000 shares of our common stock, as adjusted subsequently for the impact of our annual 5% stock dividends, including the granting of incentive stock options, non-qualified stock options, restricted stock and stock appreciation rights. The options were granted with an exercise price equal to the fair market value of the stock on the date of grant.

401(k) Profit Sharing Plan

All eligible employees, including our named executive officers, may participate in the Landmark Bancorp, Inc. 401(k) Profit Sharing Plan and are permitted to make elective contributions up to the maximum limits of the Internal Revenue Code. We make a matching contribution to the plan equal to 100% of each participant’s first 6% of compensation deferred. During the first quarter of each year, we typically make a profit sharing contribution to the plan. Our named executive officers were eligible for participation in accordance with the plan’s provisions.

Benefits upon Termination or a Change of Control

If Mr. Alexander’s employment is terminated without “cause” or if he is “constructively discharged” (which terms are defined in his employment agreement), or upon voluntary termination within six months following a change of control of Landmark Bancorp, Landmark Bancorp will be obligated to pay or to provide to him, as applicable, a cash severance amount equal to three times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the most recent three fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Landmark Bancorp must also provide Mr. Alexander and his immediate family continued insurance coverage for the three years after this termination of employment. Landmark Bancorp will have no continuing obligation to Mr. Alexander if he voluntarily terminates his employment or if he is terminated for cause, except that Landmark Bancorp will be obligated to pay him his accrued salary and benefits through the effective date of his termination of employment.

Except as described below, the employment agreements for Messrs. Herpich and Scheopner contain substantially the same provisions as those included in Mr. Alexander’s employment agreement. As described above, the terms of their respective agreements are for one year and, absent 90 days notice from either party, they automatically extend for one additional year on each anniversary of the effective date of the agreement. If Mr. Herpich or Mr. Scheopner is terminated without cause or is constructively discharged during the term of his respective agreement, he will be entitled to receive an amount equal to the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the most recently ended three fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Landmark Bancorp must also provide the officer and his immediate family with continued insurance coverage for one year after this termination of employment. The payment to be made to Mr. Herpich or Mr. Scheopner, as applicable, upon his voluntary termination of employment within six months after a change of control of Landmark Bancorp or his involuntary termination without cause within one year of a change of control will be equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the most recently ended three fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Landmark Bancorp must also provide the officer and his immediate family with continued insurance coverage for two years after this termination of employment.

With respect to the unvested stock options granted to Messrs. Alexander, Herpich and Scheopner under our 2001 Stock Incentive Plan, pursuant to the terms of the award agreements for those stock options, the unvested stock options will become immediately and fully vested upon a change of control. Upon a termination of employment other than a termination for “cause,” any vested stock options will be exercisable for 90 days following such termination and will then expire if not exercised. The unvested restricted stock granted pursuant to the 2001 Stock Incentive Plan will become immediately and fully vested upon a change of control if the award is not assumed by the acquiring entity. The unvested restricted stock will also immediately and fully vest upon the death or disability of a named executive officer.

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The employment agreements for each of Messrs. Alexander, Herpich and Scheopner provide for a benefit cutback in the event any amounts are non-deductible due to the golden parachute payment restrictions of Section 208G of the Internal Revenue Code.

The following table sets forth the potential payments payable to each of the individuals named in the Summary Compensation Table upon termination of employment, change of control, disability and death, assuming the events occurred on December 31, 2012.

Name	Benefit	Involuntary Termination (1)	Termination Following Change of Control	Termination for Any Other Reason (2)

Patrick L. Alexander	Base Salary	$1,005,000	$1,005,000	$	- 0 -
	Short-Term Incentive	125,930	125,930		- 0 -
	Benefit Plan	45,000	45,000		- 0 -
	Medical	7,571	7,571		- 0 -
	Stock Options (3)	141,186	195,008		141,186
	Restricted Stock (4)	-0-	30,253		30,253
	Total	$1,324,687	$1,408,762		$171,439

Michael E. Scheopner	Base Salary	$191,000	$382,000	$	- 0 -
	Short-Term Incentive	34,537	69,073		- 0 -
	Benefit Plan	15,000	30,000		- 0 -
	Medical	7,995	15,734		- 0 -
	Stock Options (3)	91,358	126,185		91,358
	Restricted Stock (4)	-0-	19,552		19,552
	Total	$339,890	$642,544		$110,910

Mark A. Herpich	Base Salary	$191,000	$382,000	$	- 0 -
	Short-Term Incentive	34,537	69,073		- 0 -
	Benefit Plan	15,000	30,000		- 0 -
	Medical	7,995	15,734		- 0 –
	Stock Options (3)	91,358	126,185		91,358
	Restricted Stock (4)	-0-	19,552		19,552
	Total	$339,890	$642,544		$110,910

(1)	This column includes amounts payable upon a termination without cause by Landmark Bancorp or a resignation with good reason by the executive.

(2)	This column includes amounts payable as a result of a termination due to death or disability or a termination by the employee upon retirement. With respect to restricted stock only, it should be noted that there is no accelerated vesting upon an employee’s retirement.

(3)	Based on Landmark Bancorp’s closing price of $19.89 on December 31, 2012, the last trading day of the year.

(4)	Based on Landmark Bancorp’s closing price of $19.89 on December 31, 2012, the last trading day of the year. The unvested restricted stock will vest upon a change of control only if such awards are not assumed by an acquiror.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on April 3, 2013 with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the Summary Compensation Table above and all directors and executive officers of as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of April 3, 2013.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Directors and Named Executive Officers

Patrick L. Alexander	215,959	(2)	7.1%
Richard A. Ball	91,615	(3)	3.1%
Brent A. Bowman	18,633	(4)	*
Sarah Hill-Nelson	4,330	5)	*
Jim W. Lewis	72,951	(6)	2.5%
Jerry R. Pettle	32,517	(7)	1.1%
Susan E. Roepke	133,548	(8)	4.5%
Michael E. Scheopner	111,899	(9)	3.7%
Larry L. Schugart	133,213	(10)	4.5%
Wayne R. Sloan	1,622	(11)	*
David H. Snapp	58,887	(12)	2.0%
Mark A. Herpich	102,676	(13)	3.4%

All directors and executive officers as a group (16 persons)	1,120,893	(14)	33.2%

*Less than 1%

(1)	The information contained in this column is based upon information furnished to us by the persons named in this table and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as otherwise set forth. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares.

(2)	Includes 111,406 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 31,031 shares owned in an individual retirement account over which Mr. Alexander has shared voting and investment power. 24,742 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution. Also includes 2,028 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(3)	Includes 12,134 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 7,017 shares owned in a simplified employee pension individual retirement account over which Mr. Ball has voting and investment power, 415 shares held as a trustee over which he has shared voting and investment power, 7,818 shares held by a company in which he has a controlling position or interest, 9,655 shares in an individual retirement account over which he has shared voting and investment power, 208 shares owned by his spouse directly and 700 shares owned in his spouse’s individual retirement account over which he has no voting or investment power. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(4)	Includes 12,134 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

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(5)	Includes 758 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 3,353 shares owned in an individual retirement account over which Ms. Hill-Nelson has shared voting and investment power. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(6)	Includes 12,134 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(7)	Includes 12,134 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 7,165 shares held in an individual retirement account over which Mr. Pettle has shared voting and sole investment power. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(8)	Includes 12,134 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 37,086 shares held in an individual retirement account of which the power to vote such shares is shared with the individual retirement account administrator, 56,214 shares owned by her spouse over which she has shared voting and investment power and 1,924 shares held in her spouse’s individual retirement account and over which Ms. Roepke disclaims beneficial ownership of such shares. 65,547 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(9)	Includes 72,089 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 31,653 shares owned jointly with his spouse over which Mr. Scheopner shares voting and investment power and 6,847 shares owned in an individual retirement account over which he has shared voting and investment power. 28,711 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution. Also includes 1,310 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(10)	Includes 10,755 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 48,120 shares owned by his spouse over which Mr. Schugart has shared voting and investment power and 981 shares held in his spouse’s individual retirement account over which shares he has no voting or investment power. Also includes 60,523 shares owned in an individual retirement account over which he has shared voting and investment power. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(11)	Represents shares held by Mr. Sloan and his spouse as trustees, over which Mr. Sloan has shared voting and investment power. All of such shares are pledged as collateral in connection with a security agreement with an unrelated financial institution.

(12)	Includes 12,134 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 4,558 shares held in an individual retirement account over which he has shared voting and sole investment power. Also includes 1,066 shares owned by his spouse over which he has shared voting and investment power and Mr. Snapp disclaims beneficial ownership of such shares. Also includes 219 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(13)	Includes 72,089 shares presently obtainable through the exercise of options granted under our stock option plan. Also includes 26,567 shares Mr. Herpich owns with his spouse over which he has shared voting and investment power and includes 2,710 shares owned in an individual retirement account over which he has shared voting and investment power. 20,575 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution. Also includes 1,310 shares of restricted stock, of which 25% have vested, with the remainder vesting in equal parts on each of April 20, 2013, 2014 and 2015.

(14)	Includes an aggregate of 452,829 shares presently obtainable through the exercise of options granted under the Landmark Bancorp, Inc. 2001 Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2012, except for Mr. Ball, who had two late filings relating to twenty-five acquisitions of additional shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and officers and their associates were customers of and had transactions with Landmark Bancorp and Landmark National Bank during 2012. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Landmark Bank’s board of directors in accordance with the bank regulatory requirements.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Messrs. Ball, Lewis, Pettle, Schugart and Sloan and Mmes. Hill-Nelson and Roepke. All of the members are deemed “independent,” as defined by NASDAQ.

The Audit Committee has reviewed and discussed our audited financial statements for 2012 with our management and KPMG LLP, our independent registered public accounting firm. The committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees) and received and discussed the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for 2012 for filing with the Securities and Exchange Commission.

Audit Committee:

Richard A. Ball	Jim W. Lewis
Sarah Hill-Nelson	Jerry R. Pettle
Susan E. Roepke	Larry L. Schugart
Wayne R. Sloan

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PROPOSAL 2 – NON-BINDING, ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, require publicly traded companies, such as Landmark Bancorp, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our named executive officers.

The overall objectives of Landmark Bancorp’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read carefully the “Executive Compensation” section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2012. The Compensation Committee and our board of directors believe that the policies and procedures for determining executive compensation are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our named executive officers in 2012 reflects and supports these compensation policies and procedures.

In accordance with the requirements of the Dodd-Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for stockholder approval:

“RESOLVED, that Landmark Bancorp, Inc.’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ contained in the company’s proxy statement dated April 17, 2013.”

Approval of this resolution requires that the majority of the shares present in person or by proxy and voting at the annual meeting vote in favor of the resolution.  While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The board of directors recommends stockholders vote to approve the overall compensation of our named executive officers, as described in this proxy statement, by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

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PROPOSAL 3 – NON-BINDING, ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER
VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require publicly traded companies, such as Landmark Bancorp, to provide a separate stockholder vote on the frequency with which stockholders shall conduct an advisory say-on-pay vote on executive compensation, such as the proposal above. In accordance with these requirements, we are providing stockholders with an advisory vote on the frequency with which our stockholders will vote on a say-on-pay proposal.

The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, stockholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

After careful consideration, our board of directors recommends that future stockholder say-on-pay votes be conducted every three years. In determining to recommend that stockholders vote for a frequency of once every three years, the board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. A say-on-pay vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including any changes made in response to the outcome of a prior advisory vote on executive compensation.

Although the board recommends a say-on-pay vote every three years, stockholders are not voting to approve or disapprove the board’s recommendation. Rather, stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of Landmark Bancorp, Inc. determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in the company’s proxy statement for its annual meeting of stockholders, beginning with the 2013 Annual Meeting of Stockholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be deemed the choice of the stockholders.

While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or board of directors and may not be construed as overruling any decision by the Compensation Committee or the board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

The board of directors recommends a vote for the “EVERY THREE YEARS” frequency alternative. Proxies properly signed and returned will be voted for the “EVERY THREE YEARS” frequency unless stockholders specify otherwise. Stockholders are not voting to approve or disapprove the board of director’s recommendation. Stockholders may choose among the three choices included in the resolution above, or may abstain from voting on this proposal.

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PROPOSAL 4 – RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Stockholders will be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2013. If the appointment of KPMG LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Representatives of KPMG LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. We recommend that you vote “FOR” the ratification of KPMG LLP to serve as our independent registered public accounting firm.

Accountant Fees

Audit Fees. The aggregate amounts of audit fees billed by KPMG LLP for 2012 and 2011 were $192,000 and $175,038, respectively, for their audit of our annual financial statements for 2012 and 2011 and their required reviews of our unaudited interim financial statements included in our quarterly reports filed during 2012 and 2011.

Audit Related Fees. The aggregate amount of audit related fees billed by KPMG LLP for 2012 and 2011 was $12,500 and $12,000, respectively, for professional services relating to their audit of our compliance with certain U.S. Department of Housing and Urban Development requirements.

Tax Fees. The aggregate amounts of tax related services billed by KPMG LLP for 2012 and 2011 were $44,500 and $41,500, respectively, for professional services rendered for tax compliance, tax advice and tax planning. The services provided included assistance with the preparation of our tax return and guidance with respect to estimated tax payments.

All Other Fees. We did not incur fees from KPMG LLP for 2012 or 2011 other than the fees reported above.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by KPMG LLP is incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the Security and Exchange Commission’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by KPMG LLP for up to twelve months from the date of the pre-approval. All of the services referred to above for 2012 were pre-approved by the Audit Committee.

Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to be Held on May 22, 2013

Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.landmarkbancorpinc.com. Stockholders will receive a full set of these materials through the mail from us or from your broker.

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For directions to attend the annual meeting in person, please contact Cathy Harman at (785) 565-2000.

By order of the Board of Directors

Patrick L. Alexander
President and Chief Executive Officer

Manhattan, Kansas

April 17, 2013

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

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PROXY FOR COMMON SHARES ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
LANDMARK BANCORP, INC. TO BE HELD MAY 22, 2013

The undersigned hereby appoints Mark A. Herpich, Richard A. Ball and Susan E. Roepke, or any two of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the stockholders of Landmark Bancorp, Inc., to be held at the Flint Hills Discovery Center, 315 South Third Street, Manhattan, Kansas, on Wednesday, May 22, 2013, at 2:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

☐	☐

Class III (term expires 2016):       Patrick L. Alexander, Jim W. Lewis and Michael E. Scheopner

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

2.	APPROVAL, IN A NON-BINDING, ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT:

☐	☐	☐

For	Against	Abstain

3.	RECOMMENDATION, IN A NON-BINDING, ADVISORY VOTE, OF THE FREQUENCY WITH WHICH STOCKHOLDERS WILL VOTE ON FUTURE SAY-ON-PAY PROPOSALS:

☐	☐	☐	☐

Every Year	Every Two Years	Every Three Years	Abstain

4.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013:

☐	☐	☐

For	Against	Abstain

5.	In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSAL 2, FOR THE “EVERY THREE YEARS” FREQUENCY ON PROPOSAL 3 AND “FOR” PROPOSAL 4.

Dated:	, 2013

Signature(s)

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting
to Be Held on May 22, 2013.

Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.landmarkbancorpinc.com. Stockholders will receive a full set of these materials through the mail from us or from your broker.

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